UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

(Amendment No. )

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ACACIA RESEARCH CORPORATION
(Name of Registrant as Specified in Its Charter)

SIDUS INVESTMENT PARTNERS, L.P.

SIDUS DOUBLE ALPHA FUND, L.P.

SIDUS DOUBLE ALPHA, LTD.

SIDUS ADVISORS, LLC

SIDUS INVESTMENT MANAGEMENT, LLC

MICHAEL J. BARONE

ALFRED V. TOBIA JR.

BLR PARTNERS LP

BLRPART, LP

BLRGP INC.

FONDREN MANAGEMENT, LP

FMLP INC.

BRADLEY L. RADOFF

CLIFFORD PRESS

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Sidus Investment Management, LLC and BLR Partners LP, together with the other participants named herein (collectively, “Sidus”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying BLUE proxy card to be used to solicit votes for the election of Sidus’ slate of highly qualified director nominees to the Board of Directors of Acacia Research Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2018 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On June 4, 2018, Sidus issued the following press release, which was also posted by Sidus to www.rescueacacia.com:

ISS Recommends Stockholders Vote on the BLUE Proxy Card FOR Election of Clifford Press and Alfred V. Tobia Jr. to Acacia Research Board

–	The Two Leading Proxy Advisory Firms Support Sidus’ Case for Change by Recommending Stockholders Vote on the BLUE Proxy Card

–	ISS Says Acacia Board Appears “out of touch with the concerns of shareholders” and That “one new director will likely not be sufficient to drive change”

–	ISS Criticizes Company for Providing “limited transparency into the profits interest unit program”; Notes Board “refreshment over the past two years has appeared reactionary”; and Raises “concerns about the independence of new directors”

–	Sidus Urges Stockholders to Follow the Recommendations of ISS and Vote for Change Today on the BLUE Proxy Card

NEW YORK, June 4, 2018 – Sidus Investment Management, LLC and BLR Partners LP (together, "Sidus," "we" or "us"), collectively one of the largest stockholders of Acacia Research Corporation ("Acacia" or the "Company") (NASDAQ: ACTG), announced today that a leading proxy advisory firm, Institutional Shareholder Services (“ISS”), has recommended that Acacia stockholders vote on the BLUE proxy card FOR the election of both Sidus nominees – Clifford Press and Alfred V. Tobia Jr. – to the Company’s Board of Directors (the “Board”) at the upcoming 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”), scheduled to be held on June 14, 2018. Previously, Glass, Lewis & Co., LLC (“Glass Lewis”) recommended that Acacia stockholders vote FOR Sidus nominee Alfred V. Tobia Jr. on Sidus’ BLUE proxy card. Both ISS & Glass Lewis are the leading independent proxy advisory firms in the United States and their recommendations are relied upon by many institutional investors and other fiduciaries.

ISS and Glass Lewis made clear that stockholders should NOT vote on the Company’s white proxy card.

ISS, in recommending for both Sidus nominees, concluded that stockholders should vote on the BLUE proxy card, saying1:

•	“…the dissidents have presented a compelling case that change is warranted. As such, votes FOR dissident nominees Press and Tobia are recommended on the dissidents' (BLUE) card.”

•	“Though the company has offered to add dissident nominee Tobia to the board, in light of the magnitude of the company's strategic shift, along with the severity of governance concerns and the experience gap on the board, one new director will likely not be sufficient to drive change…”

•	“Moreover, as a compliment to Tobia, who will impart the perspective of a significant outside shareholder, Press has prior experience as a dissident designee. This may prove useful in breaking the CEO impasse, which should be the immediate priority.”

1 Permission to quote from the ISS and Glass Lewis reports was neither sought nor obtained. Emphases added.

With regard to Acacia’s significant underperformance, ISS noted:

•	“[I]t is nonetheless concerning that the company underperformed peers by nearly 20 percent over the one-year period ended on the unaffected date (by 12.5 percent when the analysis is extended through May 31, 2018)…”

Referencing the Company’s concerning compensation schemes, ISS said:

•	“The company provides limited transparency into the profits interest unit program, which is particularly concerning given the units do not require the achievement of pre-set performance conditions and have already vested.”

When analyzing Acacia’s Board composition and lack of independence, ISS noted:

•	“[R]efreshment over the past two years has appeared reactionary, rather than targeted specifically at complementing or supporting a revised long-term strategy that was clearly communicated to the market.”

•	“[T]he recent director appointments do not inspire confidence in the board's ability to execute on the revised business model.”

•	“There are also concerns about the independence of new directors (which runs counter to the need for unassailable independence in evaluating the merits of a dramatic repositioning), and the refreshment did not sufficiently address the board's lack of early-stage technology investment experience.”

ISS sharply criticizes Acacia’s irregular executive structure, saying:

•	“This arrangement, which obfuscates the chain of command and demonstrates a lack of effective succession planning, is consistent with the general tone of the company's corporate governance, which appears to be more reactionary than proactive, and which appears to be out of touch with the concerns of shareholders.”

Glass Lewis previously said:

•	“On balance, then, we find the shareholder value narrative tilts rather clearly toward the perspectives offered by Sidus and BLR, while the employed tactics of Acacia management demonstrate what we consider to be misleading benchmarking and a peak-to-trough methodology seemingly designed to obfuscate a traditional, straightforward understanding of contemporaneous performance across established time frames.”

•	“[I]t appears the current board is prepared to compensate Mr. Graziadio -- both with cash and through the use of fairly large equity grants and continued participation in a dubiously structured profit sharing plan -- as though he is Acacia's CEO, while also problematically abdicating Mr. Graziadio of any codified responsibility to clearly assume the obligations of that still-vacant position.”

Alfred V. Tobia Jr., Co-Founder and Managing Member of Sidus Investment Management, said, “We are pleased that both leading proxy advisory firms, ISS and Glass Lewis, have supported our call for change at Acacia and especially that ISS recommended stockholders vote on the BLUE proxy card for the election of our full slate – Clifford Press and me – to the Board. After Acacia’s unilateral appointment of four directors – two of which were named to the Board just four days after the Company invited Sidus’ nominees to interview with the Nominating and Governance Committee – it is finally time for stockholders to be heard and for them to elect representatives of their choosing.

“Acacia’s stockholders have suffered years of severe underperformance and abysmal corporate governance practices, and incumbent directors G. Louis Graziadio III and Frank Walsh III must be held accountable for their role in destroying stockholder value and as the architects of the Company’s misaligned compensation schemes. The removal of these two incumbents, and the election of truly independent directors who have the best interests of all stockholders at heart, is imperative. We are committed to driving necessary change at Acacia and ensuring that stockholders’ interests remain paramount in the boardroom. Acacia stockholders deserve a Board that is free of conflict and focused on proper governance, management accountability, selecting the right leader for Acacia as its new CEO, and driving value through the execution of a coherent strategy clearly articulated to its stockholders. We are committed to electing our full slate and are hopeful stockholders will support our case for change at the upcoming 2018 Annual Meeting.”

Given this clear support for change from leading proxy advisory firms, as well as the fact that the Annual Meeting will occur in a mere 10 days, Sidus cautions Acacia once again to refrain from making any improper investments or taking any major corporate actions until stockholders have had the opportunity to elect directors of their choosing, and until those directors are seated on the Board.

Stockholders have a crucial opportunity to start the recovery at Acacia by removing directors with track records of self-dealing and value destruction - Executive Chairman Louis Graziadio and Strategic Committee Chairman Frank Walsh - and sending a powerful message to legacy incumbent directors that their pattern of failure will no longer be tolerated.

Sidus’ two highly-qualified independent nominees, Clifford Press and Alfred V. Tobia Jr., have demonstrated records of success in achieving positive change for stockholders and will help restore Acacia to the basic governance structures required at a public company listed on a major exchange in the United States.

ALL SIDUS MATERIALS ARE AVAILABLE AT WWW.RESCUEACACIA.COM

FOLLOW ISS AND GLASS LEWIS’ RECOMMENDATIONS AND VOTE FOR CHANGE ON THE BLUE PROXY CARD TODAY.

Contacts

Investors:

John Ferguson

Saratoga Proxy Consulting LLC, (212) 257-1311

jferguson@saratogaproxy.com

Clifford Press / Alfred V. Tobia Jr.

(212) 277-5635 / (212) 751-6644

Media:

Sloane & Company

Joe Germani / Kristen Duarte, 212-486-9500

jgermani@sloanepr.com / kduarte@sloanepr.com